EXHIBIT 3

IIJ Announces Partial Amendment of Its Articles of Incorporation

TOKYO, May 27, 2008 (PRIME NEWSWIRE) -- Internet Initiative Japan Inc. ("IIJ") (Nasdaq:IIJI) (TSE1:3774) today announced that at the meeting of the Board of Directors held on May 27, 2008, IIJ resolved to propose the partial amendment of its articles of incorporation at the 16th Ordinary General Meeting of Shareholders scheduled to be held on June 27, 2008 in Tokyo, as described below:

 1.  Reasons for the amendments

 (1) The Company proposes to establish a new provision that will enable the Company to acquire its own shares by way of a
     resolution of the Board of Directors (Article 8), so as to allow the Company to acquire its own shares flexibly in response to its business or financial conditions and other situations, in
     accordance with Article 165, Paragraph 2 of the Companies Act.

 (2) Furthermore, due to the addition of the foregoing article, subsequent articles will be renumbered accordingly.

 2.  Content of amendments

     The content of the amendments are as follows:

     ----------------------------    ---------------------------------
     Present Articles                Proposed Articles
     ----------------------------    ---------------------------------
                                     (Acquisition of Own Share)
                                     --------------------------
     (New Provision)                 Article 8.
                                     ----------
                                     In accordance with Article 165,
                                     -------------------------------
                                     Paragraph 2 of the Companies
                                     ----------------------------
                                     Act, the Company may acquire its
                                     --------------------------------
                                     own shares through market
                                     -------------------------
                                     transactions or other methods by
                                     --------------------------------
                                     resolution of the Board of
                                     --------------------------
                                     Directors.
                                     ----------
     ----------------------------    ---------------------------------

     Article 8.                      Article 9.
             --                              --
               (Provisions omitted)            (Unchanged)
     Article 34.                     Article 35.
             ---                             ---
     ----------------------------    ---------------------------------

 3.  Schedule for amendment

     Scheduled date of the 16th Ordinary General Meeting of
     Shareholders: Friday, June 27, 2008

     Scheduled effective date: Friday, June 27, 2008

About IIJ

Founded in 1992, Internet Initiative Japan Inc. ("IIJ") (Nasdaq:IIJI) (TSE1:3774) is one of Japan's leading Internet-access and comprehensive network solutions providers. IIJ and its group of companies provide total network solutions that mainly cater to high-end corporate customers. The company's services include high-quality systems integration and security services, Internet access, hosting/housing, and content design. Moreover, the company has built one of the largest Internet backbone networks in Japan, and between Japan and the United States. IIJ was listed on NASDAQ in 1999 and on the First Section of the Tokyo Stock Exchange in 2006. For more information about IIJ, visit the IIJ Web site at http://www.iij.ad.jp/en/.

The Internet Initiative Japan Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=4613

The statements within this release contain forward-looking statements about our future plans that involve risk and uncertainty. These statements may differ materially from actual future events or results. Readers are referred to the documents furnished by Internet Initiative Japan Inc. with the SEC, specifically the most recent reports on Forms 20-F and 6-K, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

CONTACT:  IIJ
          Investor Relations
          +81-3-5259-6500
          ir@iij.ad.jp
          http://www.iij.ad.jp/